UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 28, 2014

SUSSER HOLDINGS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33084	01-0864257
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4525 Ayers Street, Corpus Christi, Texas	78415
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (361) 884-2463

NONE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement.

On August 29, 2014, Susser Holdings Corporation (the “Company”) (i) repaid in full all outstanding loans, together with interest and all other amounts due in connection with such repayment under the Second Amended and Restated Credit Agreement, dated as of April 3, 2013 (the “Credit Agreement”), by and among the Company, Susser Holdings L.L.C. and a syndicate of banks and financial institutions, including Bank of America, N.A., as Administrative Agent, and (ii) terminated all commitments under the Credit Agreement.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the consummation of the Merger (as defined below), the New York Stock Exchange (the “Exchange”) was notified that each outstanding share of the Company’s common stock was converted into the right to receive the merger consideration described below, subject to the terms and conditions of the Merger Agreement. The Company requested that the Exchange file a notification of removal from listing on Form 25 with the Securities and Exchange Commission (the “SEC”) with respect to the delisting of the Company’s shares of common stock. The Company’s common stock was delisted and removed from trading on the Exchange on August 29, 2014.

Item 3.03.	Material Modification to Rights of Security Holders.

Pursuant to the terms of the Merger Agreement, each share of the Company’s common stock issued and outstanding immediately prior to the Effective Time of the Merger (other than shares held by the Company in treasury and shares held by Energy Transfer Partners, L.P. (“ETP”) or Drive Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of ETP (“Merger Sub”) or by any wholly owned subsidiaries of the Company, ETP or Merger Sub immediately prior to the Effective Time) was converted into the right to receive the merger consideration as described below.

At the Effective Time of the Merger, holders of the Company’s shares of common stock ceased to have any rights as stockholders of the Company, other than the right to receive the merger consideration as described below.

To the extent required, the information in Item 5.01 is incorporated herein by reference.

Item 5.01.	Changes in Control of Registrant.

On August 29, 2014, ETP completed the acquisition of the Company, pursuant to the terms of the Agreement and Plan of Merger, dated as of April 27, 2014 (the “Merger Agreement”), by and among ETP, Energy Transfer Partners GP, L.P., a Delaware limited partnership, Merger Sub, the Company and, for limited purposes set forth therein, Energy Transfer Equity, L.P., a Delaware limited partnership. Under the terms of the Merger Agreement, Merger Sub merged with and into the Company (the “Merger”), with the Company surviving the Merger.

On August 29, 2014, pursuant to the terms of the Merger Agreement, the Merger was consummated, and the Company became a wholly owned subsidiary of ETP. The aggregate purchase price paid for all of the equity securities of the Company was approximately $1.8 billion, which purchase price was funded by ETP common units, funds from ETP’s revolving credit facility and cash on hand.

At the effective time of the Merger on August 29, 2014 (the “Effective Time”), each share of the Company’s common stock issued and outstanding immediately prior to the Effective Time (other than shares held by the Company in treasury and shares held by ETP or Merger Sub or by any wholly owned subsidiaries of the Company, ETP or Merger Sub immediately prior to the Effective Time) was converted into the right to receive $40.125 in cash and 0.7253 of an ETP common unit (the “Standard Mix of Consideration”). In lieu of receiving the Standard Mix of Consideration, the Company’s stockholders could instead elect to receive, for each share of the Company’s common stock, either (i) $80.25 in cash (the “Cash Consideration”) or (ii) 1.4506 ETP common units (the “Unit Consideration”); provided that the Cash Consideration and the Unit Consideration were each subject to proration to ensure that the aggregate amount of cash paid and the aggregate number of ETP common units issued in the Merger was the same that would be paid and issued if each share of the Company’s common stock had been converted into the Standard Mix of Consideration.

The election deadline for the merger consideration was August 25, 2014 and the notice of guaranteed delivery deadline was August 28, 2014. Based on the final results of the merger consideration elections and the terms of the Merger Agreement:

•	holders of approximately 7% of the Company’s outstanding shares, or approximately 1,477,710 shares, elected and will receive the Standard Mix of Consideration;

•	holders of approximately 1% of the Company’s outstanding shares, or approximately 264,536 shares, elected and will receive the Cash Consideration;

•	holders of approximately 79% of the Company’s outstanding shares, or approximately 17,183,117 shares, elected the Unit Consideration, however, because the Unit Consideration was oversubscribed, such holders will receive $39.51 in cash and 0.7365 of an ETP common unit; and

•	holders of approximately 13% of the Company’s outstanding shares, or approximately 2,869,212 shares, did not make a valid election or did not deliver a valid election form prior to the election deadline and, therefore are deemed to have elected and will receive the Standard Mix of Consideration.

No fractional ETP common units will be issued in the Merger, and the Company’s stockholders will receive cash in lieu of fractional ETP common units.

To the extent required, the information set forth in Item 3.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On August 28, 2014, at a special meeting of stockholders of the Company, the Company’s stockholders approved the following proposals (with the final results for each matter indicated below):

Proposal No. 1. To consider and vote upon a proposal to adopt the Merger Agreement discussed above. This proposal received 16,699,203 votes for approval, representing 99% of the shares voted and 77% of the outstanding shares of Company common stock.

Proposal No. 2. To consider and cast an advisory (non-binding) vote on specified compensation that may be received by the Company’s named executive officers in connection with the Merger. This proposal received 10,869,968 votes for approval, representing 64% of the shares voted.

Proposal No. 3: To consider and vote upon any adjournment of the special meeting, if necessary, to solicit additional proxies in favor of the proposal to adopt the Merger Agreement. This proposal received 15,988,988 votes for approval, representing 94% of the shares voted.

These proposals are described in more detail in the proxy statement/prospectus, dated July 30, 2014, filed by the Company with the Securities and Exchange Commission on July 30, 2014.

To the extent required, the information in Item 5.01 is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

On August 28, 2014, ETP and the Company issued a joint news release announcing the approval of the Merger by the Company stockholders. On August 29, 2014, ETP and the Company issued a joint news release in connection with the completion of the Merger. The full text of the August 28 and August 29 news releases are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	News release of Energy Transfer Partners, L.P. and Susser Holdings Corporation dated August 28, 2014.

99.2	News release of Energy Transfer Partners, L.P. and Susser Holdings Corporation dated August 29, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUSSER HOLDINGS CORPORATION
(Registrant)

By:	/s/ Mary E. Sullivan
Mary E. Sullivan Executive Vice President and Chief Financial Officer

Date: August 29, 2014

EXHIBIT INDEX

Exhibit Number	Description

99.1	News release of Energy Transfer Partners, L.P. and Susser Holdings Corporation dated August 28, 2014.

99.2	News release of Energy Transfer Partners, L.P. and Susser Holdings Corporation dated August 29, 2014.